Exhibit 5.1



                     Letterhead of Gardere Wynne Sewell LLP


November 10, 2004


Cubic Energy, Inc.
9870 Plano Road
Dallas, Texas 75238


Dear Ladies and Gentlemen:

         We have acted as counsel to Cubic Energy, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering 7,905,000 shares of the Company's common stock, $0.05 par value (the "Common Stock"), under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale from time to time by the holders of the Company's 7% Senior Secured Convertible Debentures of (i) 5,320,000 shares of Common Stock issuable upon conversion of the Debentures (the "Debenture Shares") and (ii) 2,585,000 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock (the "Warrant Shares").

         In connection with this opinion letter, we have reviewed and are familiar with the Company's Articles of Incorporation and bylaws and such other records and agreements of the Company, certificates of public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various facts material to this opinion letter, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without independently verifying the accuracy of the information contained therein.

         Based upon the foregoing and subject to the assumptions stated herein, it is our opinion that (i) the Debenture Shares will be, upon conversion of the related Debentures, validly issued and fully paid and non-assessable and (ii) the Warrant Shares will be, upon the exercise of the related warrants, validly issued and fully paid and nonassessable.

         The opinion herein is also subject to the following exceptions, limitations and qualifications:

         A. This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise the Company or any other person or entity of any change in any matter set forth herein.

         B. This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

         This opinion letter is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

         We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.


                                                    Respectfully submitted,

                                                    GARDERE WYNNE SEWELL LLP


                                                    By:  /s/ David R. Earhart
                                                       -------------------------
                                                       David R. Earhart, Partner